                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  FORM 8-K\A

                                  ----------

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



               Date of Report (Date of Earliest Event Reported):
                               NOVEMBER 19, 1998

                                  ----------

                  AMERICAN AIRCARRIERS SUPPORT, INCORPORATED
            (Exact name of registrant as specified in its charter)



      DELAWARE                         0-24275                   52-2081515
(State of Incorporation)        (Commission File No.)         (I.R.S. Employer
                                                             Identification No.)


                           3516 CENTRE CIRCLE DRIVE
                        FORT MILL, SOUTH CAROLINA 29715
                   (Address of principal executive offices)



                                 (803) 548-2160
              (Registrant's telephone number, including area code)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) In accordance with Item 7(a)(1) of Form 8-K, American Aircarriers Support, Incorporated (the "Company") files herewith the required financial statements of American Jet Engine Services, Inc. ("AmJet") as an amendment to the Form 8-K filed on December 4, 1998.

         (b) In accordance with Item 7(b)(2) of Form 8-K, the Company files herewith the required pro forma financial information of the Company and AmJet as an amendment to the Form 8-K filed on December 4, 1998.

         (c) Additionally, the Company files Exhibit 23.1, which contains the consent of Cherry, Bekaert & Holland, L.L.P. to inclusion of their financial statements.

         (d) The following exhibits were filed in accordance with the provisions of Item 601 of Regulation S-B with the Form 8-K filed on December 4, 1998:

                                                                                                         Reg. S-K
Exhibit No.         Description                                                                          Item No.
-----------         -----------                                                                          --------

 2.4                Asset Purchase Agreement among the Company, American Jet Engine Services, Inc.           2
                    and its Shareholders and American Aircarriers Support Acquisition II Corp.

 4.4                Registration Rights Agreement between the Company and American Jet Engine                4
                    Services, Inc.

10.1.6              Executive Employment Agreement between the Company and Anton K. Khoury                  10

10.1.7              Executive Employment Agreement between the Company and Hanna K. Khoury                  10

10.5.4              Lease of Real Property between the Company and Anton K. Khoury                          10

10.5.5              Lease of Real Property between the Company and Hanna K. Khoury                          10

10.10               Inventory Sales Agreement between the Company and Global Air Spares, Inc.               10

10.11               Aircraft Engine Sales Agreement between the Company and Atlantic Airmotive              10
                    Corporation

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
American Jet Engine Services, Inc.


We have audited the accompanying balance sheets of American Jet Engine Services, Inc. as of September 30, 1998 and December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the nine-month and twelve-month periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Jet Engine Services, Inc. as of September 30, 1998 and December 31, 1997, and the results of its operations and its cash flows for the nine-month and twelve-month periods then ended in conformity with generally accepted accounting principles.



Charlotte, North Carolina
October 16, 1998, except for Note 8, as to which the date is November 19, 1998

                      AMERICAN JET ENGINE SERVICES, INC.

                                BALANCE SHEETS

                                    ASSETS

                                                         SEPTEMBER 30,    DECEMBER 31,
                                                             1998             1997
                                                         -------------   -------------
Current assets
   Cash and cash equivalents                              $  203,266      $  611,745
   Certificates of deposit                                   110,471          73,335
   Trade receivables - (net of allowance for doubtful
      accounts of $34,200 for 1998 and 1997)                 719,131         180,533
   Related party receivables                                 857,355          12,470
   Inventory                                               1,011,385         474,639
   Prepaid expenses                                           11,514           3,255
   Costs and estimated earnings in excess
      of billings on uncompleted contracts                   161,443       1,310,033
   Deposits                                                      965             900
                                                          ----------      ----------
              Total current assets                         3,075,530       2,666,910
                                                          ----------      ----------
Property and equipment
   Machinery and equipment                                   333,046         313,721
   Furniture and fixtures                                     46,908          41,329
   Automobiles                                                13,123          13,123
   Leasehold improvements                                      3,408               0
                                                          ----------      ----------
                                                             396,485         368,173
      Less accumulated depreciation                          300,731         275,275
                                                          ----------      ----------
              Total property and equipment                    95,754          92,898
                                                          ----------      ----------
                                                          $3,171,284      $2,759,808
                                                          ==========      ==========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Accounts payable                                       $  657,986      $  750,364
   Accrued liabilities                                        67,716          26,959
   Bank line of credit                                             0         500,000
   Billings in excess of costs and estimated
      earnings on uncompleted contracts                      123,222               0
                                                          ----------      ----------
              Total current liabilities                      848,924       1,277,323
                                                          ----------      ----------
Stockholders' equity
   Common stock, $1 par value; authorized,
      issued, and outstanding 1,000 shares                     1,000           1,000
   Additional paid in capital                                250,500         250,500
   Retained earnings                                       2,244,782       1,421,737
                                                          ----------      ----------
                                                           2,496,282       1,673,237
      Less note receivable from stockholder                  173,922         190,752
                                                          ----------      ----------
              Total stockholders' equity                   2,322,360       1,482,485
                                                          ----------      ----------
                                                          $3,171,284      $2,759,808
                                                          ==========      ==========


See notes to financial statements.

                      AMERICAN JET ENGINE SERVICES, INC.

                           STATEMENTS OF OPERATIONS



                                                             NINE             TWELVE
                                                         MONTHS ENDED      MONTHS ENDED
                                                         SEPTEMBER 30,     DECEMBER 31,
                                                              1998             1997
                                                         -------------     ------------
Sales                                                    $5,829,215         $4,505,206
   Less cost of sales                                     3,987,515          2,610,272
                                                         ----------         ----------
               Gross profit                               1,841,700          1,894,934
Selling, general and administrative expenses                500,861            528,329
                                                         ----------         ----------
               Operating income                           1,340,839          1,366,605
                                                         ----------         ----------
Other income (expense)
   Interest income                                           12,953             17,010
   Interest expense                                          (4,568)           (12,640)
                                                         ----------         ----------
                                                              8,385              4,370
                                                         ----------         ----------
               Net income                                $1,349,224         $1,370,975
                                                         ==========         ==========



See notes to financial statements.

                      AMERICAN JET ENGINE SERVICES, INC.

                      STATEMENTS OF STOCKHOLDERS' EQUITY



                                        Common stock                                               Notes            Total
                                 -----------------------       Additional        Retained        Receivable      Stockholders'
                                    Shares       Dollars     Paid-in-Capital     Earnings       Stockholders        Equity
                                 ------------    -------     ---------------     --------       ------------     -------------

Balance, January 1, 1997            1,000        $1,000         $250,500        $  287,308        $(212,048)      $  326,760

Net income                                                                       1,370,975                         1,370,975

Stockholder distributions                                                         (236,546)                         (236,546)

Principal payment on notes
  receivable from stockholders                                                                       21,296           21,296
                                    -----        ------         --------        ----------        ---------       ----------
Balance, December 31, 1997          1,000         1,000          250,500         1,421,737         (190,752)       1,482,485

Net income                                                                       1,349,224                         1,349,224

Stockholder distributions                                                         (526,179)                         (526,179)

Principal payment on notes
  receivable from stockholders                                                                       16,830           16,830
                                    -----        ------         --------        ----------        ---------       ----------
Balance, September 30, 1998         1,000        $1,000         $250,500        $2,244,782        $(173,922)      $2,322,360
                                    =====        ======         ========        ==========        =========       ==========



See notes to financial statements.

                      AMERICAN JET ENGINE SERVICES, INC.

                           STATEMENTS OF CASH FLOWS


                                                                Nine             Twelve
                                                            Months ended      Months ended
                                                            September 30,     December 31,
                                                                 1998             1997
                                                            -------------     ------------
Cash flows from operating activities
   Net income                                                $ 1,349,224       $ 1,370,975
   Adjustments to reconcile net income to
      net cash provided by operating activities
    Depreciation                                                  28,494            38,075
    Increase in certificates of deposit                          (37,136)          (37,552)
    (Increase) decrease in receivables                        (1,383,483)           82,534
    Increase in inventory                                       (536,746)         (331,818)
    Increase in prepaid expenses                                  (8,259)             (282)
    (Increase) decrease in cost in excess of billings
      on uncompleted contracts                                 1,148,590        (1,310,033)
    Increase in deposits                                             (65)                0
    Increase (decrease) in accounts payable                      (92,378)          463,385
    Increase in accrued liabilities                               40,757             8,248
    Increase in billings in excess of cost
      on uncompleted contracts                                   123,222                 0
                                                             -----------       -----------
               Net cash provided by operating activities         632,220           283,532
                                                             -----------       -----------
Cash flows from investing activities
    Additions to property and equipment                          (31,350)          (28,421)
                                                             -----------       -----------
Cash flows from financing activities
    Stockholder distributions                                   (509,349)         (215,250)
    Net proceeds from bank line of credit                              0           500,000
    Net payments on bank line of credit                         (500,000)                0
                                                             -----------       -----------
               Net cash provided by (used in) financing
                  activities                                  (1,009,349)          284,750
                                                             -----------       -----------
               Net increase (decrease) in cash                  (408,479)          539,861

Cash and cash equivalents at beginning of year                   611,745            71,884
                                                             -----------       -----------
Cash and cash equivalents at end of year                     $   203,266       $   611,745
                                                             ===========       ===========


See notes to financial statements.

                       AMERICAN JET ENGINE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
               FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1997


NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      DESCRIPTION OF BUSINESS

      American Jet Engine Services, Inc. is an international aircraft engine and parts overhaul facility providing service to aircraft parts and engine redistributors, major commercial passenger and cargo airlines, and other maintenance and repair facilities located throughout the world. The Company's offices, overhaul shop, and inventory storage locations are in Miami, Florida.

      CASH AND CASH EQUIVALENTS

      The Company considers all liquid investments purchased with a maturity of three months or less to be cash equivalents. Included in cash equivalents is a money market fund. These investments are recorded at cost, which approximates market. The Company records certificates of deposit separate from cash and cash equivalents due to their maturities being greater than three months.

      TRADE RECEIVABLES

      The Company's allowance for doubtful accounts is based on management's estimates of the creditworthiness of its customers, and, in the opinion of management is believed to be set in an amount sufficient to respond to normal business conditions.

      INVENTORY

      Inventory is valued at lower of cost or market. The cost of aircraft parts purchased individually is determined on a specific identification basis, which includes the cost associated with the overhaul and repair necessary for resale. The cost of engine overhaul inventory is the direct labor and overhead costs for the engine determined by the labor hours attributed to it. The engine remains the property of the customer who purchased it; therefore, there is no engine purchase cost recorded in the Company's inventory.

      PROPERTY AND EQUIPMENT

      Property and equipment is recorded at cost. Depreciation of furniture, fixtures and equipment is provided under the straight-line method over the estimated useful lives, generally five and seven years. Amortization of leasehold improvements is provided on the straight-line method over the estimated useful lives of leased assets or the term of the lease, whichever is shorter.

      Repair and maintenance costs are charged to operations as incurred while major improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation thereon are removed from the accounts and any gains or losses are included in operations.

                       AMERICAN JET ENGINE SERVICES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1997

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

      REVENUE RECOGNITION

      Revenues from fixed-fee contracts for aircraft engine overhauls are recognized on the percentage-of-completion method, measured by the cost-to-cost method, commencing when progress reaches a point where experience is sufficient to estimate final results with reasonable accuracy. Revenues from overhauls of other aircraft parts, which are short-term in nature, are recognized when the part is shipped to the customer.

      Provisions for estimated losses on uncompleted contracts, if any, are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

      The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

      INCOME TAXES

      The Company, with the consent of its stockholders, elected to be taxed as an S Corporation for federal and state income tax purposes as defined in
      Section 1361 of the Internal Revenue Code of 1986. Therefore, the Company is generally exempt from all federal and state income taxes as stockholders of the Company are taxed on corporate income.

      CONCENTRATIONS OF CREDIT RISK

      Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and accounts receivable.

      Cash balances in financial institutions periodically exceed amounts insured by the FDIC. These balances and certificates of deposit are held by a local financial institution and management believes risk of loss related to these amounts is remote.

      Accounts receivable subject the Company to a potential concentration of credit risk. Receivables are usually due within 30 days and the Company performs periodic credit evaluations of its customer's financial condition. Substantially all of the Company's customers are in the aviation industry and sales are usually affected by the current economic condition of the industry. The Company estimates that sales to international customers accounted for approximately 5% of net sales in 1998; there were no international sales in 1997. Sales to international customers may be subject to greater risks, including variations in local economies, fluctuating exchange rates and greater difficulty in accounts receivable collection.

                       AMERICAN JET ENGINE SERVICES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1997


NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

      VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

      In a given period, a substantial portion of the Company's net sales may be attributable to the overhaul of one or more engines. Engine overhauls or the timing of aircraft spare parts sales during a given period may result in a customer being considered a major customer of the Company for that period. In 1998 and 1997, three of the Company's customers individually accounted for in excess of 10% of net sales, including one related-party customer. Currently, the Company believes that it has no customer, the loss of which would have a material adverse effect on the Company's results of operations.

      A substantial portion of the Company's purchases are concentrated among a small number of companies. Two of the Company's suppliers individually accounted for in excess of 10% of net purchases, including one related-party supplier, for the period ended September 30, 1998. There was one supplier who accounted for in excess of 10% of net purchases for the period ended December 31, 1997. Currently, the Company believes that it has no supplier, the loss of which would have a material adverse effect on the Company's results of operations.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      ADVERTISING COSTS

      The Company expenses advertising costs as they are incurred. For the periods ended September 30, 1998 and December 31, 1997, advertising costs were insignificant.

      SUPPLEMENTAL CASH FLOW AND NONCASH ACTIVITY INFORMATION

      Interest paid totaled $4,568 and $12,640, respectively, during the periods ended September 30, 1998 and December 31, 1997. Distributions to shareholders include $16,830 and $21,296, respectively, of principal payments on the notes receivable from shareholder during the periods ended September 30, 1998 and December 31, 1997.

                       AMERICAN JET ENGINE SERVICES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1997

NOTE 2 - STOCKHOLDER NOTE RECEIVABLE:

      The Company holds a ten-year, $251,000 face value note from a stockholder for the purchase of stock. The note is payable in monthly installments of $2,787 including interest at 6% through December 2004 and is collateralized by the stock. The note receivable was $173,922 and $190,752 at September 30, 1998 and December 31, 1997, respectively. The Company recorded $7,371 and $12,144 in interest income related to the note for the periods ended September 30, 1998 and December 31, 1997, respectively. The balance of the note receivable is reflected as a reduction of stockholders' equity in the balance sheet.

NOTE 3 - INVENTORY:

      Inventory, stated at lower of cost or market, is comprised of the following:

                                                       1998                       1997
                                                    ----------                  --------
        Aircraft parts                              $  781,812                  $326,14 8
        Part overhauls                                 229,573                   148,491
                                                    ----------                  --------
             Total                                  $1,011,385                  $474,639
                                                    ==========                  ========


NOTE 4 - COST AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS:

      Information relative to contracts in progress is as follows:

                                                       1998                       1997
                                                    ----------                  --------

        Costs incurred on uncompleted contracts     $  844,707                  $1,045,521
        Estimated earnings                             362,017                     432,382
                                                    ----------                  ----------
                                                     1,206,724                   1,477,903
        Billings to date                             1,168,503                     167,870
                                                    ----------                  ----------
                                                    $   38,221                  $1,310,033
                                                    ==========                  ==========

      Included in the accompanying balance sheets under the following captions:

                                                       1998                        1997
                                                    ----------                  ----------
Costs and estimated earnings in excess
  of billings on uncompleted contracts              $  161,443                  $1,310,033
Billings in excess of costs and estimated
  earnings on uncompleted contracts                    123,222                          --
                                                    ----------                  ----------
                                                    $   38,221                  $1,310,033
                                                    ==========                  ==========

                       AMERICAN JET ENGINE SERVICES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1997


NOTE 5 - LINE OF CREDIT:

      In August 1997, the Company entered into a revolving line of credit ("the facility") with a bank under which the Company could borrow up to $500,000 at the bank's prime rate plus 2%. The facility, which matured in August 1998, was not renewed. On December 31, 1997, $500,000 was outstanding under this facility. The facility was collateralized by the Company's accounts receivable, inventory and fixed assets, and guaranteed by the existing stockholders.


NOTE 6 - COMMITMENTS AND CONTINGENCIES:

      The Company overhauls and repairs aircraft engines and parts and requires that all of the parts it sells are properly documented. Although the Company has never been subject to product liability claims, there is no guarantee that the Company could not be subject to liability from its potential exposure relating to faulty aircraft parts in the future. The Company maintains liability insurance with coverage it believes to be in sufficient amounts and on terms that are generally consistent with industry practice, but there can be no assurance that such coverage will be adequate to fully protect the company from any liabilities it might incur. An uninsured or partially insured loss could have a material adverse effect upon the Company's financial condition.


NOTE 7 - RELATED PARTY TRANSACTIONS:

      The Company leases a 15,000 square foot warehouse which includes the main offices and overhaul shop from an existing stockholder on a month-to-month basis for $5,325 a month. Rent expense under this arrangement was $47,925 in 1998 and $63,900 in 1997.

      The Company also leases a 12,000 square foot warehouse and repair shop from an existing stockholder on a month-to-month basis for $5,219 a month. Rent expense under this arrangement was $46,971 in 1998 and $15,657 in 1997.

      The Company has transactions in the normal course of business with two aircraft and parts suppliers related through common ownership (related companies). During the periods ended September 30, 1998 and December 31, 1997, the Company recorded $153,420 and $1,265,958 respectively, in sales to the related companies. The Company has receivables from the related companies amounting to $857,355 at September 30, 1998 and $12,470 at December 31, 1997. The Company also recorded $483,708 and $-0-, respectively, in purchases from the related companies during the periods ended September 30, 1998 and December 31, 1997. The Company has payables to these companies amounting to $17,810 at September 30, 1998 and $-0- at December 31, 1997.

                       AMERICAN JET ENGINE SERVICES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1997


NOTE 8 - SUBSEQUENT EVENT:

      On November 19, 1998, the Company sold substantially all operating assets and liabilities to American Aircarriers Support Acquisitions II Corp., a Florida corporation and subsidiary of American Aircarriers Support, Incorporated (AASI). At the time of the closing, the Company received $8,522,685 in cash and 625,000 shares of AASI common stock.

(B)  PRO FORMA FINANCIAL INFORMATION

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA


The following unaudited pro forma consolidated statement of operations for the year ended December 31, 1997 reflects the historical accounts of American Aircarriers Support, Incorporated ("AAS" or "the Company") for that period, adjusted giving effect to the acquisition, by AAS of American Jet Engine Services, Inc. as if the event had occurred on the first day of the period presented. The following unaudited pro forma consolidated statement of operations for the nine months ended September 30, 1998 reflects the historical accounts of the Company for that period, adjusted giving effect to the acquisition, as if the event had occurred on the first day of the period presented. The following unaudited pro forma consolidated balance sheet as of September 30, 1998 reflects the historical accounts of the Company as of that date as adjusted to give pro forma effect to the acquisition, as if the event had occurred on September 30, 1998.

The unaudited pro forma consolidated financial data and related notes should be read in conjunction with the financial statements and financial information pertaining to the Company and American Jet Engine Services, Inc. included elsewhere herein and documents previously filed with the Securities and Exchange Commission by the Company. The Company believes that the assumptions used in the following statements provide a reasonable basis on which to present the unaudited pro forma financial data. The unaudited pro forma consolidated financial data are provided for informational purposes only and should not be construed to be indicative of the Company's financial condition, results of operations or covenant compliance had the acquisition transaction described above been consummated on the dates assumed, and are not intended to project the Company's financial condition on any future date or its results of operations for any future period.

                 Unaudited Pro Forma Consolidated Balance Sheet
                            As of September 30, 1998

                                                                       Historical
                                                               ------------------------------
                                                                American
                                                               Aircarriers       American
                                                                 Support,       Jet Engine        Pro Forma      Pro Forma
                                                               Incorporated    Services, Inc.    Adjustments     Combined
                                                               ------------    --------------    -----------     ---------
ASSETS
Current assets
     Cash and cash equivalents                                   $ 1,103,749    $  203,266    $   177,315 (a)   $ 1,281,064
                                                                                                 (203,266)(b)
     Certificates of deposit                                               0       110,471       (110,471)(b)             0
     Receivables - trade and other                                 3,018,510       719,131        (95,108)(c)     3,642,533
     Receivables - affiliate                                          23,074       857,355              0           880,429
     Inventory                                                    13,652,272     1,011,385        100,000 (a)    14,763,657
     Costs and estimated earnings in excess
       of billings on uncompleted contracts                                0       161,443              0           161,443
     Prepaid expenses and deposits                                    92,669        12,479         (9,794)(b)        95,354
                                                                 -----------    ----------    -----------       -----------
                 Total current assets                             17,890,274     3,075,530       (141,324)       20,824,480

Property and equipment, net                                          661,405        95,754        304,246 (a)     1,061,405
Goodwill                                                                   0             0     10,396,925 (a)    10,396,925
Assets held for lease                                                480,000             0              0           480,000
Investments                                                          410,000             0              0           410,000
Other assets                                                         148,698             0              0           148,698
Deferred tax asset                                                    40,000             0              0            40,000
                                                                 -----------    ----------    -----------       -----------
                 Total assets                                    $19,630,377    $3,171,284    $10,559,847       $33,361,508
                                                                 ===========    ==========    ===========       ===========

Liabilities and Stockholders' equity
Current liabilities
     Bank line of credit                                             500,000             0      1,740,000 (a)     2,240,000
     Customer deposits                                                31,000             0              0            31,000
     Accounts payable and accrued
       liabilities                                                 1,383,828       725,702        527,315 (a)     2,541,737
                                                                                                  (95,108)(c)
     Income taxes payable                                            501,054             0              0           501,054
     Billings in excess of costs and estimated
       earnings on uncompleted contracts                                   0       123,222              0           123,222
     Distributions payable for
       S-Corporation income taxes                                     70,580             0              0            70,580
                                                                 -----------    ----------    -----------       -----------
                 Total current liabilities                         2,486,462       848,924      2,172,207         5,507,593
                                                                 -----------    ----------    -----------       -----------
Long-term debt, less current maturities                                    0             0      6,960,000 (a)     6,960,000
                                                                 -----------    ----------    -----------       -----------
Stockholders' equity
     Preferred stock                                                       0             0              0                 0
     Common stock                                                      6,350         1,000           (375)(a)         6,975
     Additional paid-in capital                                   15,363,735       250,500      3,498,875 (a)    19,113,110
     Retained earnings                                             1,773,830     2,244,782     (1,747,329)(a)     1,773,830
                                                                                                 (497,453)(b)
  Less notes receivable from stockholders                                  0      (173,922)       173,922 (b)             0
                                                                 -----------    ----------    -----------       -----------
                 Total stockholders' equity                       17,143,915     2,322,360      1,427,640        20,893,915
                                                                 -----------    ----------    -----------       -----------
     Total liabilities and
       stockholders' equity                                      $19,630,377    $3,171,284    $10,559,847       $33,361,508
                                                                 ===========    ==========    ===========       ===========


See notes to Unaudited Pro Forma Consolidated Balance Sheet.

           Unaudited Pro Forma Consolidated Statement of Operations
                 For the nine months ended September 30, 1998

                                                                     Historical
                                                             ------------------------------
                                                              American
                                                             Aircarriers       American
                                                               Support,       Jet Engine        Pro Forma           Pro Forma
                                                             Incorporated    Services, Inc.    Adjustments          Combined
                                                             ------------    --------------    -----------          ---------
Sales                                                         $15,440,548      $5,829,215     $  (536,164)(a)      $20,733,599
  Less cost of sales                                            8,718,001       3,987,515        (288,782)(a)       12,435,984
                                                                                                   19,250 (d)
                                                              -----------      ----------     -----------          -----------
  Gross profit                                                  6,722,547       1,841,700        (266,632)           8,297,615

Selling, general and administrative
  expenses                                                      1,723,505         500,861         259,923 (b)        2,419,639
                                                                                                   13,350 (d)
                                                                                                  (78,000)(g)
                                                              -----------      ----------     -----------          -----------
  Operating income                                              4,999,042       1,340,839        (461,905)           5,877,976
                                                              -----------      ----------     -----------          -----------

Other income (expense)
  Interest income                                                  74,640          12,953               0               87,593
  Interest expense                                               (185,159)         (4,568)       (494,643)(c)         (684,370)
                                                              -----------      ----------     -----------          -----------
                                                                 (110,519)          8,385        (494,643)            (596,777)
                                                              -----------      ----------     -----------          -----------


       Net income before tax provision                          4,888,523       1,349,224        (956,548)           5,281,199

Income tax expense - pro forma                                  1,955,409 (f)           0         149,200 (e)        2,104,609
                                                              -----------      ----------     -----------          -----------
       Net income - pro forma                                 $ 2,933,114      $1,349,224     $(1,105,748)         $ 3,176,590
                                                              ===========      ==========     ===========          ===========


Pro forma basic net income per share                          $      0.58                                          $      0.56
                                                              ===========                                          ===========
Pro forma basic weighted average
  shares outstanding                                            5,087,179                         625,000            5,712,179
                                                              ===========                     ===========          ===========

Pro forma diluted net income per share                        $      0.58                                          $      0.56
                                                              ===========                                          ===========

Pro forma diluted weighted average
  shares outstanding                                            5,087,179                         625,000            5,712,179
                                                              ===========                     ===========          ===========



See notes to Unaudited Pro Forma Consolidated Statements of Operations.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                            Historical
                                  --------------------------------
                                    American
                                   Aircarriers        American
                                    Support,         Jet Engine         Pro Forma              Pro Forma
                                  Incorporated      Services, Inc.      Adjustments             Combined
                                  ------------      --------------      -----------            -----------
Sales                              $13,250,328       $4,505,206         $   (74,341)(a)        $17,681,193
  Less cost of sales                 7,946,467        2,610,272             (41,992)(a)         10,547,347
                                                                             32,600 (d)
                                   -----------       ----------         -----------            -----------
     Gross profit                    5,303,861        1,894,934             (64,949)             7,133,846

Selling, general and
  administrative expenses            1,266,790          528,329             346,564 (b)          2,132,547
                                                                             10,864 (d)
                                                                            (20,000)(g)
                                   -----------       ----------         -----------            -----------
  Operating income                   4,037,071        1,366,605            (402,377)             5,001,299
                                   -----------       ----------         -----------            -----------
Other income (expense)
  Interest income                      115,719           17,010                   0                132,729
  Interest expense                     (79,435)         (12,640)           (673,570)(c)           (765,645)
                                   -----------       ----------         -----------            -----------
                                        36,284            4,370            (673,570)              (632,916)
                                   -----------       ----------         -----------            -----------
  Net income before tax provision    4,073,355        1,370,975          (1,075,947)             4,368,383

Income tax expense - pro forma       1,629,300(f)             0             112,100 (e)          1,741,400
                                   ===========       ==========         ===========            ===========
  Net income - pro forma           $ 2,444,055       $1,370,975         $(1,188,047)           $ 2,626,983
                                   ===========       ==========         ===========            ===========

Pro forma basic net income
  per share                        $      0.60                                                 $      0.56
                                   ===========                                                 ===========

Pro forma basic weighted
  average shares outstanding         4,100,000                              625,000              4,725,000
                                   ===========                          ===========            ===========

Pro forma diluted net income
  per share                        $      0.60                                                 $      0.56
                                   ===========                                                 ===========

Pro forma diluted weighted
  average shares outstanding         4,100,000                              625,000              4,725,000
                                   ===========                          ===========            ===========


See notes to Unaudited Pro Forma Consolidated Statements of Operations.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(a) Represents the elimination of sales from American Jet Engine Services, Inc. (AMJET) to American Aircarriers Support, Incorporated, (AAS) and the related intercompany profit on engines remaining in inventory of AAS as of the end of each period presented.

(b) Represents the amortization over an assumed useful life of 30 years, of goodwill resulting from the acquisition of AMJET.

(c) Represents the increase in interest expense associated with the debt incurred to finance the acquisition of AMJET.

(d) Represents an increase in depreciation expense for the increase in depreciable basis of certain fixed assets.

(e) Represents (i) the estimated provision for income taxes on AMJET net income as if AMJET had been taxed under Subchapter C of the Internal Revenue Code of 1986 since the beginning of the period presented at an assumed effective income tax rate of 38%; and (ii) the income tax effects of the pro forma adjustments at an assumed income tax rate of 38%.

(f) Represents (i) the estimated provision for income taxes on AAS net income as if AAS had been taxed under Subchapter C of the Internal Revenue Code of 1986 since the beginning of the period through December 31, 1997 and May 28, 1998, respectively; and (ii) for the nine months ended September 30, 1998, the provision for income taxes for AAS between May 28, 1998 and September 30, 1998.

(g) Represents the elimination of compensation costs for individuals of AMJET that will not be employed by AAS and certain related expenses.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(a) Represents the preliminary allocation of the purchase price of the AMJET acquisition based on the estimated fair value of the net assets acquired. The estimated purchase price allocation consists of the following:

              Total consideration:
                  Cash                                            $    8,522,685
                  Common stock                                         3,750,000
                                                                  --------------
                      Total                                           12,272,685
              Plus: Estimated acquisition expenses                       450,000
              Less: Estimated fair value of tangible
                  net assets acquired                                  2,325,760
              Excess of purchase price over fair
                  value of net tangible assets acquired           $   10,396,925
                                                                  ==============

      The value assigned to the 625,000 shares of American Aircarriers Support, Incorporated common stock issued in connection with the AMJET acquisition of $6.00 per share approximates the quoted market price of the stock during the period of the purchase negotiations.

(b) Represents the elimination of certain net assets of AMJET not being acquired.

(c) Represents the elimination of an AMJET trade receivable from American Aircarriers Support, Incorporated of $95,108 at September 30, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     AMERICAN AIRCARRIERS SUPPORT, INCORPORATED


Date: January 20, 1998               By: /s/ Elaine T. Rudisill
                                        ---------------------------------------
                                             Elaine T. Rudisill,
                                             Chief Financial Officer